UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 13, 2002

AMERICAN RESTAURANT GROUP, INC.
(Exact name of registrant as specified in its chapter)

Delaware	33-48183	33-0193602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4410 El Camino Real, Suite 201	94022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(650) 949-6400

N/A
(Former name or former address, if changed since last report)

Item 5.         Other Events

Effective as of November 13, 2002, the registrant entered into an amendment of its revolving credit facility to modify various provisions and obtain a waiver.  A copy of this amendment is filed as Exhibit 10.9 to this Form 8-K Current Report.

Item 7.    Financial Statements and Exhibits.

(c)           Exhibits.

10.9                           Amendment No. 2 to Loan Agreement, effective as of November 13, 2002, to amend the Loan Agreement dated as of December 17, 2001 between Foothill Capital Corporation, as lender, and American Restaurant Group, Inc., ARG Enterprises, Inc., ARG Property Management Corporation, and ARG Terra, Inc., as borrowers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Restaurant Group, Inc.

Date: November 14, 2002	By: /s/ William G. Taves
William G. Taves
Chief Financial Officer